Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the previously filed Registration Statement on Form S-8 of Pamrapo Bancorp, Inc. (the “Company”) of our report dated April 22, 2005 with respect to management’s report on the effectiveness of internal control over financial reporting, included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/ Beard Miller Company, LLP

April 29, 2005

Pine Brook, New Jersey